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                                October 25, 2000


OraSure Technologies, Inc.
8505 S.W. Creekside Place
Beaverton, Oregon 97008

             Subject: OraSure Technologies, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

            Reference is made to the registration statement on Form S-8 ("Registration Statement") to be filed by OraSure Technologies, Inc., a Delaware corporation (the "Corporation"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 440,997 shares (the "Registered Shares") of the Corporation's common stock, par value $.000001 per share, to be issued under the OraSure Technologies, Inc. Stock Purchase Plan (the "Plan").

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

            Based on the foregoing, it is our opinion that:

                  1. The Plan has been duly adopted and approved by all necessary corporate action.

                  2. When the Registered Shares are issued and sold by the Corporation as provided in the Plan while the Registration Statement is effective, and when payment for such shares to the extent and in the manner required by the Plan is received by the Corporation, the Registered Shares will be legally issued, fully paid and non-assessable.

OraSure Technologies, Inc.           - 2 -                      October 25, 2000



            We consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                       Very truly yours,

                                       /s/ MILLER NASH LLP